HEALTH SCIENCES ACQUISITIONS CORPORATION 2
40 10TH AVENUE, 7TH FLOOR
NEW YORK, NY 10014

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HSAQ2022SM2**
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 23, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, complete, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 before January 23, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D94240-Z84056

HEALTH SCIENCES ACQUISITIONS CORPORATION 2

THIS PROXY CARD IS VALID ONLY WHEN SIGNED, DATED AND RETURNED.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF PROPOSALS 1 THROUGH 9 BELOW.

	Proposal	For	Against	Abstain
1.	**The Business Combination Proposal** — by an ordinary resolution, to consider and approve the transactions contemplated under the Agreement and Plan of Merger, dated as of July 4, 2022, as amended by Amendment No. 1 thereto dated as of July 21, 2022 and Amendment No. 2 thereto dated as of November 21, 2022, and as further amended or otherwise modified from time to time, by and among Health Sciences Acquisitions Corporation 2 ("HSAC2"), HSAC Olympus Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HSAC2, and Orchestra BioMed, Inc., a Delaware corporation (the "Business Combination").	☐	☐	☐
2.	**The Domestication Proposal** — by a special resolution, to approve a change in HSAC2's corporate structure and domicile from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware, implemented as a legal continuation of HSAC2 under the applicable laws of the Cayman Islands and the State of Delaware (the "Domestication").	☐	☐	☐
3	**The Charter Approval Proposal** — by a special resolution, to approve and adopt the proposed new certificate of incorporation (the "Proposed Charter"), effective upon the consummation of the Domestication.	☐	☐	☐
4.	**The Bylaws Approval Proposal** — by a special resolution, to approve and adopt the proposed new bylaws (the "Proposed Bylaws"), effective upon the consummation of the Domestication.	☐	☐	☐
5.	**The Advisory Governance Proposals** — by an ordinary resolution, to approve and adopt, on a non-binding advisory basis, certain differences between HSAC2's current amended and restated memorandum and articles of association and the Proposed Charter and Proposed Bylaws, which are being presented as six separate sub-proposals:			
5a.	**Advisory Governance Proposal A — Changes in Authorized Share Capital** — to increase the number of authorized shares of all classes of capital stock to 350 million shares, consisting of 340 million authorized shares of common stock and 10 million authorized shares of preferred stock.	☐	☐	☐
5b.	**Advisory Governance Proposal B — Required Vote to Amend Certain Provisions of the Proposed Charter** — to provide that the alteration, amendment or repeal of certain provisions of the Proposed Charter will require the affirmative vote of the holders of at least 66-2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.	☐	☐	☐
5c.	**Advisory Governance Proposal C — Required Vote to Amend the Proposed Bylaws** — to provide that the alteration, amendment or repeal of the Proposed Bylaws will require the affirmative vote of the holders of at least 66-2/3% of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.	☐	☐	☐
5d.	**Advisory Governance Proposal D — Stockholder Action by Written Consent** — to provide that stockholders will not be permitted to act by written consent in lieu of holding a meeting of stockholders.	☐	☐	☐
5e.	**Advisory Governance Proposal E — Changes in Connection with Adoption of the Proposed Charter** — to provide for certain additional changes, including, among other things, (i) adopting Delaware as the exclusive forum for certain stockholder litigation and the federal district courts of the United States as the exclusive forum for certain other stockholder litigation in each case unless Orchestra BioMed Holdings, Inc. ("New Orchestra") expressly consents in writing to the selection of an alternative forum and (ii) removing certain provisions related to HSAC2's status as a blank check company that will no longer be applicable upon consummation of the Business Combination.	☐	☐	☐
5f.	**Advisory Governance Proposal F — Authorization of Corporate Name Change** — to change the post-Business Combination corporate name from "Health Sciences Acquisitions Corporation 2" to "Orchestra BioMed Holdings, Inc."	☐	☐	☐
6.	**The Nasdaq Proposal** — by an ordinary resolution, to approve, for purposes of complying with applicable listing rules of the Nasdaq Capital Market, the issuance by HSAC2 of shares of common stock, par value US$0.0001 per share, to equity holders of Orchestra BioMed, Inc.	☐	☐	☐
7.	**The Director Election Proposal** — by an ordinary resolution, to elect, effective as of the consummation of the Business Combination, Eric A. Rose, M.D., Jason Aryeh, Pamela Y. Connealy, Geoffrey W. Smith, David P. Hochman, Darren R. Sherman and Eric S. Fain, M.D. to serve staggered terms on New Orchestra's board of directors until the 2023, 2024 and 2025 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal:			
7a.	Eric A. Rose, M.D.	☐	☐	☐
7b.	Jason Aryeh	☐	☐	☐
7c.	Pamela Y. Connealy	☐	☐	☐
7d.	Geoffrey W. Smith	☐	☐	☐
7e.	David P. Hochman	☐	☐	☐
7f.	Darren R. Sherman	☐	☐	☐
7g.	Eric S. Fain, M.D.	☐	☐	☐
8.	**The Equity Incentive Plan Proposal** — by an ordinary resolution, to approve the Orchestra BioMed Holdings, Inc. 2023 Equity Incentive Plan to be effective upon consummation of the Business Combination.	☐	☐	☐
9.	**The Adjournment Proposal** — by an ordinary resolution, to approve the adjournment of the Extraordinary General Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposals, in the event HSAC2 does not receive the requisite shareholder vote to approve the Proposals.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:
The notice of meeting, the accompanying proxy statement/prospectus, and proxy card are available at www.proxyvote com.

D94241-Z84056

HEALTH SCIENCES ACQUISITIONS CORPORATION 2
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING
TO BE HELD JANUARY 24, 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated December [TBD], 2022 (the "Proxy Statement"), in connection with the Extraordinary General Meeting to be held at 10:30 a.m. Eastern Time on January 24, 2023 at 345 Park Avenue, New York, NY 10154 and virtually at www.virtualshareholdermeeting.com/HSAQ2022SM2.

The undersigned hereby appoints Roderick Wong as the proxy of the undersigned to vote all of the ordinary shares, of HEALTH SCIENCES ACQUISITIONS CORPORATION 2 (the "Company") registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in the Proxy Statement and at their discretion on any other business which may properly come before the meeting.

THIS PROXY, WHEN EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8 AND 9 ON THE REVERSE SIDE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)